Perma-Fix Schedules Fourth Quarter 2009 Earnings Conference Call

ATLANTA – March 2, 2009 — Perma-Fix Environmental Services, Inc. (NASDAQ: PESI) today announced that it will host a conference call at 11:00 AM ET on Wednesday, March 10, 2010. The call will be available on the Company’s website at www.perma-fix.com, or by calling (877) 407-8033 for U.S. callers, or (201) 689-8033 for international callers.  The conference call will be led by Dr. Louis F. Centofanti, Chairman and Chief Executive Officer, and Ben Naccarato, Vice President and Chief Financial Officer, of Perma-Fix Environmental Services, Inc.

A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the call, through midnight March 17, 2010, and can be accessed by calling: (877) 660-6853 (U.S. callers) or (201) 612-7415 (international callers) and entering account # 286 and conference ID: 346355.

About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc., a national environmental services company, provides unique mixed waste and industrial waste management services. The Company’s increased focus on nuclear services includes radioactive and mixed waste treatment services for hospitals, research labs and institutions, federal agencies, including DOE, DOD, and nuclear utilities. The Company’s industrial services treat hazardous and non-hazardous waste for a variety of customers including, Fortune 500 companies, federal, state and local agencies and thousands of other clients. Nationwide, the company operates seven waste treatment facilities.

Please visit us on the World Wide Web at http://www.perma-fix.com.

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Contacts:
David K. Waldman-US Investor Relations
Crescendo Communications, LLC
(212) 671-1021

Herbert Strauss-European Investor Relations
herbert@eu-ir.com
+43 316 296 316